UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2020
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2020 Equity Incentive Plan

RealPage, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on June 3, 2020 (the “2020 Annual Meeting”). At the 2020 Annual Meeting, among other actions, the Company’s stockholders approved the RealPage, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) as described in the Company’s definitive proxy statement for the 2020 Annual Meeting filed with the Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”). The 2020 Equity Incentive Plan previously had been recommended for approval by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), and approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board of Directors”). The share reserve under the 2020 Equity Incentive Plan is (i) 6,000,000 shares of the Company’s common stock, plus (ii) any shares that, as of June 3, 2020, had been reserved but not issued pursuant to any awards granted under the Company’s 2010 Equity Incentive Plan and were not subject to any awards thereunder, and (iii) any shares subject to stock options, restricted stock awards or other awards granted under the Company's 2010 Equity Incentive Plan and the Company’s 1998 Stock Incentive Plan that, on or after June 3, 2020, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest or are surrendered to satisfy tax withholding obligations, with the maximum number of shares to be added to the 2020 Equity Incentive Plan pursuant to clauses (ii) and (iii) above equal to 6,957,412 shares.

A summary of the 2020 Equity Incentive Plan is set forth in the Proxy Statement. That summary and the foregoing description of the 2020 Equity Incentive Plan are qualified in their entirety by reference to the text of the 2020 Equity Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2020 Outside Director Compensation Policy

On February 20, 2020, the Compensation Committee approved the RealPage, Inc. Outside Director Compensation Policy (the “Director Compensation Policy”) to become effective only upon approval of the 2020 Equity Incentive Plan by the RealPage stockholders. The Director Compensation Policy provides for cash and equity compensation to be paid to the non-employee members of the Board of Directors. Effective June 3, 2020, the RealPage stockholders approved the 2020 Equity Incentive Plan and the Director Compensation Policy became effective. The amounts specified in the Director Compensation Policy for cash and equity compensation to be paid to our non-employee members of the Board of Directors have not changed from the compensation amounts paid to the non-employee directors in 2019. Prior to the effective date of the Director Compensation Policy, equity awards to non-employee directors were made pursuant to Section 12 of the Company’s 2010 Equity Incentive Plan.

The foregoing description is qualified in its entirety by reference to the Director Compensation Policy, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting, a total of 87,509,328 shares were represented in person or by proxy and the Company’s stockholders took the following actions:

Proposal One: Election of Directors

Stockholders elected each of the three nominees for Class I director to serve for a term of three years to expire at the 2023 Annual Meeting of Stockholders based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alfred R. Berkeley, III	84,699,216	1,312,671	1,497,441
Peter Gyenes	80,434,442	5,577,445	1,497,441
Charles F. Kane	82,670,053	3,341,834	1,497,441

Proposal Two: Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,880,296	478,549	150,483	0

Proposal Three: Advisory Approval of Executive Compensation

Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s Proxy Statement by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
80,712,522	5,177,487	121,878	1,497,441

Proposal Four: Approval of the RealPage, Inc. 2020 Equity Incentive Plan

Stockholders approved the 2020 Equity Incentive Plan based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
62,518,375	23,482,713	10,799	1,497,441

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	RealPage, Inc. 2020 Equity Incentive Plan, incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed on April 29, 2020.
10.2	RealPage, Inc. Outside Director Compensation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ David G. Monk
David G. Monk
Chief Executive Officer, Chief Legal Officer and Secretary

Date: June 9, 2020